Exhibit 99.1

YUME REPORTS FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

Company Reports Third Consecutive Year of Adjusted EBITDA Profitability

Redwood City, Calif. – February 18, 2015 – YuMe, Inc. (NYSE: YUME), a leading provider of digital video brand advertising solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2014. Financial highlights include:

Fourth Quarter 2014

●	Revenue of $57.5 million, an increase of 6% from the fourth quarter of 2013 (Q4 2013);
●	Gross margin of 48.6%, compared to 48.1% in Q4 2013;
●	Adjusted EBITDA[1] of $5.0 million, compared to adjusted EBITDA of $8.3 million in Q4 2013;
●	Net income of $2.3 million, or $0.07 per diluted share, compared to $5.4 million, or $0.16 per diluted share, in Q4 2013.

Full Year 2014

●	Revenue of $178.1 million, an increase of 18% from 2013;
●	Gross margin of 47.7%, compared to 46.9% in 2013;
●	Adjusted EBITDA[1] of $1.8 million, compared to adjusted EBITDA of $9.0 million in 2013;
●	Net loss of $8.4 million, or $0.26 per diluted share, compared to net income of $0.3 million, or $0.02 per diluted share, in 2013.
●	As of December 31, 2014, the Company held $66.6 million in cash, cash equivalents and marketable securities and no debt.

“The fourth quarter was a strong finish to another solid year. In 2014, we grew our direct sales business and invested in our programmatic initiatives, while achieving our third consecutive year of adjusted EBITDA profitability,” said Jayant Kadambi, Chief Executive Officer of YuMe. “We believe 2015 will be a watershed year for YuMe, as we expect our programmatic investments will enable us to more fully capitalize on the long-term opportunity in our market.”

Customer highlights include:

●	539 advertising customers in the fourth quarter of 2014, an increase of 47% from 367 in Q4 2013;
●	880 advertising customers for full year 2014, an increase of 52% from 580 for full year 2013;
●	Top 20 advertising customers for full year 2014 accounted for $63.3 million, or 36% of revenue, compared to $61.9 million, or 41% of revenue, for full year 2013.

1 Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income, adjusted to exclude income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Business Outlook

Today, the Company is providing the following estimates for its key financial measures for the first quarter and full year of 2015:

	Q1 2015	FY 2015
Revenue	$39.5 - $41.5 million	$196 - $206 million
Adjusted EBITDA	$(4.0) - $(2.0) million	$0.0 - $4.0 million

Conference Call and Webcast Information

Senior management will host a conference call at 4:30 p.m. ET today to discuss the Company’s results. Investors may access the live call by dialing (877) 201-0168 or (647) 788-4901. A replay will be available through Tuesday, February 24 at (855) 859-2056 or (404) 537-3406. (Conference ID: 79910565). A live and archived Webcast of the call will be available at http://investors.yume.com.

About YuMe

YuMe, Inc. (NYSE: YUME) is a leading provider of digital video brand advertising solutions. Its proprietary data science-driven technologies and large audience footprint drive inventory monetization and enable advertisers to reach targeted, brand receptive audiences across a wide range of Internet-connected devices. Designed to serve the specific needs of brand advertising, YuMe’s technology platform simplifies the complexities associated with delivering effective digital video advertising campaigns in today’s highly-fragmented market. YuMe is headquartered in Redwood City, CA with European headquarters in London and 16 additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook. Current YuMe logos can be found at www.yume.com/news/logos.

YuMe, YuMe for Publishers and YFP are trademarks of YuMe. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including those in management quotations and under the caption “Business Outlook”. In some cases, you can identify forward-looking statements by the words “may,” “will,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to, statements about our programmatic initiatives; our growth strategy; our operating results; market trends; and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry.  These and other risk factors are discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2014 that have been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report adjusted EBITDA, which is a non-GAAP financial measure. We calculate adjusted EBITDA as net income, excluding income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information presented by other companies. Non-GAAP financial information should not be viewed as a substitute for, or superior to, financial information prepared in accordance with GAAP. Users of this non-GAAP financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release because it is a key measure we use to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that adjusted EBITDA can provide a useful measure for period-to-period comparisons of our operating results because it excludes some expenses that may mask underlying trends.

In the table following the financial statements attached to this press release, the non-GAAP financial measures used in this press release are reconciled to the most directly comparable GAAP financial measures. With respect to adjusted EBITDA expectations provided under “Business Outlook” above, quantitative reconciliation to the most directly comparable GAAP financial measure is not feasible, because unpredictable fluctuations in our stock price makes it difficult to estimate accurately future stock-based compensation expenses that are excluded from these non-GAAP financial measures. We expect the variability of the above charges may have a significant and unpredictable impact on our future GAAP financial results.

###

Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of December 31,	As of December 31,
	2014	2013
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$38,059	$42,626
Marketable securities	26,158	7,295
Accounts receivable, net	68,441	65,493
Prepaid expenses and other current assets	3,642	2,572
Total current assets	136,300	117,986
Marketable securities, long-term	2,428	14,186
Property, equipment and software, net	10,407	6,610
Goodwill	3,902	3,902
Intangible assets, net	1,329	2,049
Restricted cash	292	292
Deposits and other assets	384	362
Total assets	$155,042	$145,387

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,692	$7,722
Accrued digital media property owner costs	18,277	17,359
Accrued liabilities	15,984	12,734
Deferred revenue	198	314
Capital leases, current	41	359
Total current liabilities	46,192	38,488
Capital leases, non-current	–	22
Other long-term liabilities	117	139
Deferred tax liability	431	773
Total liabilities	46,740	39,422

Stockholders’ equity:
Common stock	33	32
Additional paid-in-capital	138,497	127,690
Accumulated deficit	(30,067)	(21,677)
Accumulated other comprehensive loss	(161)	(80)
Total stockholders’ equity	108,302	105,965
Total liabilities and stockholders’ equity	$155,042	$145,387

(1) The condensed consolidated balance sheet as of December 31, 2013 was derived from audited financial statements.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$57,463	$54,039	$178,134	$151,128
Cost of revenue(1)	29,561	28,063	93,096	80,242
Gross profit	27,902	25,976	85,038	70,886
Operating expenses:
Sales and marketing(1)	17,439	14,273	65,112	47,118
Research and development(1)	1,881	1,417	5,908	4,499
General and administrative(1)	6,107	4,406	21,736	17,992
Total operating expenses	25,427	20,096	92,756	69,609
Income (loss) from operations	2,475	5,880	(7,718)	1,277
Interest and other income (expense), net
Interest expense, net	–	(6)	(8)	(47)
Other income (expense), net	(357)	13	(888)	(239)
Total interest and other income (expense), net	(357)	7	(896)	(286)
Income (loss) before income taxes	2,118	5,887	(8,614)	991
Income tax (expense) benefit	149	(508)	224	(670)
Net income (loss)	$2,267	$5,379	$(8,390)	$321

Net income (loss) per share:
Basic	$0.07	$0.17	$(0.26)	$0.02
Diluted	$0.07	$0.16	$(0.26)	$0.02
Weighted-average shares used to compute net income (loss) per share:
Basic	33,050	31,916	32,591	15,752
Diluted	33,904	33,461	32,591	17,250

(1)	Stock-based compensation included above (in thousands, unaudited):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cost of revenue	$97	$78	$342	$185
Sales and marketing	754	619	2,776	1,806
Research and development	131	123	482	346
General and administrative	623	506	2,174	1,497
Total stock-based compensation	$1,605	$1,326	$5,774	$3,834

YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income (loss)	$2,267	$5,379	$(8,390)	$321
Adjustments:
Interest expense	–	6	8	47
Income tax expense (benefit)	(149)	508	(224)	670
Depreciation and amortization expense	1,251	1,066	4,620	4,103
Stock-based compensation expense	1,605	1,326	5,774	3,834
Total Adjustments	2,707	2,906	10,178	8,654
Adjusted EBITDA	$4,974	$8,285	$1,788	$8,975